Exhibit 99.1

PetMeds® Announces Its First Quarter Financial Results and Declares a Quarterly Dividend of $0.30 Per Share

Delray Beach, Florida, July 25, 2022, PetMed Express, Inc. (NASDAQ: PETS), Your Trusted Pet Health ExpertTM, today announced its financial results for its first quarter ended June 30, 2022.  Net sales for the quarter ended June 30, 2022, were $70.2 million, compared to $79.3 million for first quarter in the prior year, a decrease of 11.5%.  Net income for the quarter ended June 30, 2022 was $2.8 million, or $0.14 diluted earnings per share, compared to net income of $4.4 million, or $0.22 diluted earnings per share, for the prior year quarter ended June 30, 2021.  Adjusted EBITDA (1) was $6.3 million, or $0.31 diluted earnings per share, for the current year quarter, compared to adjusted EBITDA of $7.1 million, or $0.35 diluted earnings per share, for the quarter ended June 30, 2021, a decrease to adjusted EBITDA of 10%.

“While disappointed with the quarterly sales results, I remain encouraged by some of the underlying trends we are seeing,” said Matt Hulett, CEO and President, “We knew early in the quarter that the colder temperatures, particularly in April, would have a material impact to sales due to the delay in our seasonally sensitive flea and tick business.  Absent that, we would have seen a stabilization of our business on a year-over-year basis especially in our loyal returning base.  The business strengthened throughout the quarter, including a recovery in our business later in the quarter with improving new and returning customers.”

Mr. Hulett added, “We are excited about our partnership with Vetster and pleased with how we quickly executed and launched the integration with this key strategic initiative in pet telemedicine.  We see this as an important milestone on our roadmap to transform PetMeds from a prescription eCommerce company into a broader pet health brand.  We continue to invest in our infrastructure, which includes processes, systems, and people.  We have just enabled a new data warehouse that gives us deep insights into our first party data, and we recently announced the newest member of my team, Christine Chambers, Chief Financial Officer who will be joining us on August 3rd.”

The Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s common stock.  The dividend will be payable on August 19, 2022, to shareholders of record at the close of business on August 12, 2022.  The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter.

This afternoon at 4:30 P.M. Eastern Time, the Company will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (877) 407-0789 (toll free) or (201) 689-8562.  We will also provide a link at https://www.1800petmeds.com/investor.html for those who wish to stream the call via webcast.  For those unable to participate in the live event, the call will be available for replay from 7:30 P.M. Eastern Time on July 25, 2022, until August 8, 2022, at 11:59 P.M Eastern Time.  To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13731566.

Founded in 1996, PetMeds is Your Trusted Pet Health ExpertTM, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and through its website at www.petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2022.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, 561-526-4444, investor@petmeds.com.

For media relations contact Mary Eva Tredway, Butin PR, maryeva@Butinpr.com.

(1)

Adjusted EBITDA and adjusted EBITDA per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Exhibit 99.1 Page 1 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for per share data)

	June 30,	March 31,
	2022	2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$105,414	$111,080
Accounts receivable, less allowance for doubtful accounts of $36 and $39, respectively	1,782	1,913
Inventories - finished goods	22,575	32,455
Prepaid expenses and other current assets	4,415	4,866
Prepaid income taxes	-	681
Total current assets	134,186	150,995

Noncurrent assets:
Property and equipment, net	24,693	24,464
Minority interest investment in Vetster	5,000	-
Intangible assets	860	860
Total noncurrent assets	30,553	25,324

Total assets	$164,739	$176,319

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$17,031	$27,500
Accrued expenses and other current liabilities	6,027	5,697
Income taxes payable	839	-
Total current liabilities	23,897	33,197

Deferred tax liabilities	642	936

Total liabilities	24,539	34,133

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,989 and 20,979 shares issued and outstanding, respectively	21	21
Additional paid-in capital	13,196	11,660
Retained earnings	126,974	130,496

Total shareholders' equity	140,200	142,186

Total liabilities and shareholders' equity	$164,739	$176,319

Exhibit 99.1 Page 2 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended
	June 30,
	2022	2021

Sales	$70,187	$79,312
Cost of sales	50,244	57,532

Gross profit	19,943	21,780

Operating expenses:
General and administrative	9,351	8,041
Advertising	6,349	7,673
Depreciation	753	647
Total operating expenses	16,453	16,361

Income from operations	3,490	5,419

Other income:
Interest income, net	117	85
Other, net	198	284
Total other income	315	369

Income before provision for income taxes	3,805	5,788

Provision for income taxes	1,030	1,360

Net income	$2,775	$4,428

Net income per common share:
Basic	$0.14	$0.22
Diluted	$0.14	$0.22

Weighted average number of common shares outstanding:
Basic	20,208	20,109
Diluted	20,291	20,200

Cash dividends declared per common share	$0.30	$0.30

Exhibit 99.1 Page 3 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Three Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$2,775	$4,428
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	753	647
Share based compensation	1,536	718
Deferred income taxes	(294)	(167)
Bad debt expense	45	29
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	86	396
Inventories - finished goods	9,880	5,246
Prepaid income taxes	681	959
Prepaid expenses and other current assets	451	442
Accounts payable	(10,469)	(14,834)
Accrued expenses and other current liabilities	97	1,145
Income taxes payable	839	569
Net cash provided by (used in) operating activities	6,380	(422)

Cash flows from investing activities:
Purchases of minority interest investment in Vetster	(5,000)	-
Purchases of property and equipment	(982)	(477)
Net cash used in investing activities	(5,982)	(477)

Cash flows from financing activities:
Dividends paid	(6,064)	(6,033)
Net cash used in financing activities	(6,064)	(6,033)

Net decrease in cash and cash equivalents	(5,666)	(6,932)
Cash and cash equivalents, at beginning of period	111,080	118,718

Cash and cash equivalents, at end of period	$105,414	$111,786

Supplemental disclosure of cash flow information:

Dividends payable in accrued expenses	$791	$245

Exhibit 99.1 Page 4 of 6

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this earnings release adjusted EBITDA and adjusted EBITDA per share, non-GAAP financial measures that we calculate as net income excluding; share-based compensation expense; depreciation and amortization; income tax provision; and interest income (expense). We have provided reconciliations below of adjusted EBITDA to net income and adjusted EBITDA per share to diluted earnings per share, the most directly comparable GAAP financial measures.

We have included adjusted EBITDA and adjusted EBITDA per share in this earnings release because they are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA per share provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as, share-based compensation expense and depreciation and amortization from our adjusted EBITDA and adjusted EBITDA per share because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense) which are not components of our core business operations. We also believe it is useful to exclude other expenses like the investment banking fee related to the Vetster partnership, which was executed in the June quarter. Adjusted EBITDA and adjusted EBITDA per share has limitations as financial measures, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA per share does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

●

Adjusted EBITDA and adjusted EBITDA per share does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;

●	Adjusted EBITDA and adjusted EBITDA per share does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
●	Adjusted EBITDA and adjusted EBITDA per share does not reflect certain expenses like the investment banking fee related to the Vetster partnership, which was executed in the June quarter; and
●	Other companies, including companies in our industry, may calculate adjusted EBITDA and adjusted EBITDA per share differently, which reduces its usefulness as a comparative measure.

Exhibit 99.1 Page 5 of 6

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA per share alongside other financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income to adjusted EBITDA and adjusted EBITDA per share for each of the periods indicated:

Reconciliation of Non-GAAP Measures

PetMed Express, Inc.

(Unaudited)

	Three Months Ended
	June 30,	June 30,	$	%
($ in thousands, except percentages)	2022	2021	Change	Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income	$2,775	$4,428	$(1,653)	-37%

Add (subtract):
Share-based compensation	$1,536	$718	$818	114%
Income Taxes	$1,030	$1,360	$(330)	-24%
Depreciation	$753	$647	$106	16%
Interest Income/Expense	$(117)	$(85)	$(32)	38%
Investment Banking Fee (Vetster)	$355	$-	$355	-
Adjusted EBITDA	$6,332	$7,068	$(736)	-10%

	Three Months Ended
($ in thousands, except percentages	June 30,	June 30,	$	%
and per share amounts)	2022	2021	Change	Change

Consolidated Reconciliation of GAAP Net Income Per Share to Adjusted EBITDA per share:

Net income per share, diluted	$0.14	$0.22	$(0.08)	-38%

Add (subtract):
Share-based compensation	$0.08	$0.04	$0.04	113%
Income Taxes	$0.05	$0.07	$(0.02)	-25%
Depreciation	$0.03	$0.03	$0.00	16%
Interest Income/Expense	$(0.01)	$(0.01)	$(0.00)	37%
Investment Banking Fee (Vetster)	$0.02	$-	$0.02	-
Adjusted EBITDA Per Share	$0.31	$0.35	$(0.04)	-11%

Exhibit 99.1 Page 6 of 6